UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-8
REGISTRATION STATEMENT
Under the Securities Act of 1933

WINLAND ELECTRONICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	41-0992135
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1950 Excel Drive
 Mankato, MN 56001
(Address of Principal Executive Office and Zip Code)

Winland Electronics, Inc. 2005 Equity Incentive Plan
Winland Electronics, Inc. 2008 Equity Incentive Plan
Winland Electronics, Inc. 2013 Equity Incentive Plan
(Full Title of the Plans)

Brian Lawrence
Chief Financial Officer and Senior Vice President
1950 Excel Drive
Mankato, MN 56001
(507) 625-7231

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Thomas F. Steichen
Fredrikson & Byron, P.A.
200 South Sixth Street
Suite 4000
Minneapolis, MN 55402-1425
(612) 492-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

EXPLANATORY STATEMENT:
DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements filed by Winland Electronics, Inc. (the “Company”) on Form S-8 (collectively, the “Registration Statements”):

1.	Registration Statement No. 333-189383 registering 350,000 shares of the Company’s common stock, par value $0.01 per share issuable pursuant to the Company’s 2013 Equity Incentive Plan.

2.	Registration Statement No. 333-159859 registering 200,000 shares of the Company’s common stock, par value $0.01 per share issuable pursuant to the Company’s 2008 Equity Incentive Plan.

3.	Registration Statement No. 333-153377 registering 300,000 shares of the Company’s common stock, par value $0.01 per share issuable pursuant to the Company’s 2008 Equity Incentive Plan.

4.	Registration Statement No. 333-126061 registering 400,000 shares of the Company’s common stock, par value $0.01 per share issuable pursuant to the Company’s 2005 Equity Incentive Plan.

The Company desires to deregister all of the common stock not issued in connection its 2013 Equity Incentive Plan, 2008 Equity Incentive Plan and 2005 Equity Incentive Plan.  The offerings pursuant to the Registration Statements have been terminated.  In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offerings, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statements.

The Company hereby removes and withdraws from registration all securities registered pursuant to the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mankato, State of Minnesota, on December 27, 2013.

WINLAND ELECTRONICS, INC.

By	/s/ Brian D. Lawrence
Brian D. Lawrence

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date listed below.

/s/ Brian D. Lawrence
Brian D. Lawrence	Date: December 27, 2013
Chief Financial Officer and Senior Vice President (Principal Financial Officer)

/s/ Thomas J. Goodmanson
Thomas J. Goodmanson	Date: December 27, 2013
Director

/s/ Thomas J. Brady
Thomas J. Brady	Date: December 27, 2013
Director

/s/ Lorin E. Krueger
Lorin E. Krueger	Date: December 27, 2013
Director

/s/ Thomas Braziel
Thomas Braziel	Date: December 27, 2013
Director

/s/ Matthew D. Houk
Matthew D. Houk	Date: December 27, 2013
Director